Exhibit 99.1

CROSS-REFERENCE SHEET

Location in 2018 Ontario Economic Outlook and Fiscal Review

included as Exhibit (99.12), Public Accounts of Ontario: 2017-2018

Annual Report and Consolidated Financial Statements included as

Exhibit (99.10), 2018 Ontario Budget included as Exhibit (99.7) or in other Exhibit to Annual Report

Province of Ontario

Overview

Area and Population	Ex. 99.2 Additional Information relating to the Province.

Government	Ex. 99.2 Additional Information relating to the Province.

Constitutional Framework	Ex. 99.2 Additional Information relating to the Province.

Operational Framework	Ex. 99.2 Additional Information relating to the Province.

Implications for Provincial Financial Statements	Ex. 99.2 Additional Information relating to the Province.

Foreign Relations	Ex. 99.2 Additional Information relating to the Province.

The Budget and Quarterly Reporting	Ex. 99.2 Additional Information relating to the Province.

Public Finance

Fiscal Outlook and Performance	Ex. 99.12 pages 117-131;
Ex. 99.10 pages 9-11;
Ex. 99.7 pages 171-172, 195-229.

Revenue	Ex. 99.2 Additional Information relating to the Province;
Ex. 99.12 pages 5-6, 17, 117-121, 124-125, 128;
Ex. 99.10 pages 9-18, 51, 100-103;
Ex. 99.7 pages 172, 195-199, 201-208, 221-222, 225.

Tax Measures	Ex. 99.12 pages 124, 128, 153-155;
Ex. 99.7 pages 221, 225, 283-294.

Expense	Ex. 99.2 Additional Information relating to the Province;
Ex. 99.12 pages 5, 117-119, 122-123, 126-129;
Ex. 99.10 pages 9-12, 18-23, 51, 104-106;
Ex. 99.7 pages 172, 195-196, 199-200, 209-212, 217-220, 223-227.

Principal Provincial Organizations	Ex. 99.10 pages 110-114.

Government Business Enterprises	Ex. 99.10 pages 115-118.

Analysis of 2017-18 Results	Ex. 99.10 pages 12-35.

Financial Reporting and Notes	Ex. 99.10 pages 9-11, 47-97.

Public Debt

Publicly Held Debt Summary	Ex. 99.2 Additional Information relating to the Province;
Ex. 99.10 pages 64-66.

Debt Issuances Since 2017-18 Fiscal Year End	Ex. 99.2 Additional Information relating to the Province.

Outstanding Debt Tables as at Fiscal Year End	Ex. 99.2 Additional Information relating to the Province.

SEC Registered Debt	Ex. 99.2 Additional Information relating to the Province.

Borrowing and Debt Management	Ex. 99.12 pages 8-9, 135-145;
Ex. 99.7 pages 231-247.

Pensions and Other Employee Future Benefits	Ex. 99.10 pages 71-76.

Assets and Liabilities	Ex. 99.7 pages 246-247;
Ex. 99.10 pages 9-11, 24-29, 52-54.

Ontario Electricity Industry	Ex. 99.2 Additional Information relating to the Province;
Ex. 99.12 pages 33, 48-50, 66, 154;
Ex. 99.10 pages 16, 80-85;
Ex. 99.7 pages 112, 245.

Consolidated Debt of the Province of Ontario	Ex. 99.10 pages 64-66.

Selected Debt Statistics	Ex. 99.10 pages 65-66.

Risk Management and Derivative Financial Instruments	Ex. 99.10 pages 66-69.

Contingent Liabilities

Obligations Guaranteed by the Province of Ontario	Ex. 99.2 Additional Information relating to the Province;
Ex. 99.10 page 84.

Claims Against the Crown	Ex. 99.10 page 85-86.

Economy

Economic Data Tables	Ex. 99.2 Additional Information relating to the Province.

Economic Outlook and Performance	Ex. 99.12 pages 87-114;
Ex. 99.7 pages 181-193.

Ten-Year Review of Selected Statistics	Ex. 99.12 pages 130-131;
Ex. 99.7 pages 228-229.